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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                           TROY FINANCIAL CORPORATION


1.  NAME.

                     The name of the Corporation is Troy Financial Corporation.

2.  REGISTERED OFFICE AND AGENT.

                     The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3.  PURPOSE AND POWERS.

                     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4.  CAPITAL STOCK.

             4.1.  AUTHORIZED SHARES.

                     The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 75,000,000 shares, of which 15,000,000 shares shall be serial preferred stock, having a par value of $0.0001 per share ("Preferred Stock"), and 60,000,000 shall be classified as shares of common stock, having a par value of $0.0001 per share ("Common Stock"). The Board of Directors is expressly authorized to issue, without stockholder approval, any unissued shares of the Corporation's authorized Common Stock as nonvoting Common Stock ("Nonvoting Common Stock").

             4.2.  COMMON STOCK.

                     (a)       RELATIVE RIGHTS.

                     The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

                     (b)       VOTING RIGHTS.

                     Each holder of shares of Common Stock shall be entitled
to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders, except as otherwise provided in this Certificate of Incorporation or by applicable law. There shall be no cumulative voting rights in the election of directors.
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                     (c)       DIVIDENDS.

                     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

                     (d)       DISSOLUTION, LIQUIDATION, WINDING UP.

                     In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of the outstanding shares of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall become entitled to participate in the distribution of any assets of the Corporation available for distribution, in cash or in kind, remaining after the Corporation shall have paid, or set aside for payment, to the holders of outstanding shares of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

             4.3.  SERIAL PREFERRED STOCK.

                     (a)       ISSUANCE, DESIGNATIONS, POWERS, ETC.

                     The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, by resolution or resolutions from time to time adopted and by filing a certificate of designations pursuant to the Delaware General Corporation Law, to provide for the issuance from time to time of the serial Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

                     (i) the number of shares constituting that series and the distinctive designation of that series;

                     (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                     (iii) whether that series shall have voting rights,
                 in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                     (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                     (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption,


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                 which amount may vary under different conditions and at
                 different redemption dates;

                     (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                     (vii) the rights of the shares of that series in the
                 event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                    (viii) any other relative powers, preferences, and
                 rights of that series, and qualifications, limitations or restrictions on that series.

                     (b)  DISSOLUTION, LIQUIDATION, WINDING UP.

                     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

             4.4.  PREEMPTIVE RIGHTS.

                     Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares or other securities of the Corporation which may be issued.

             4.5.  CERTAIN LIMITATIONS ON VOTING

                     The provisions of this Section 4.5 shall become effective upon both (i) the consummation of the conversion of The Troy Savings Bank, a New York savings bank (the "Bank"), from a mutual to a stock savings bank, and
(ii) the concurrent acquisition by the Corporation of all of the outstanding capital stock of the Bank. Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by such owner who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock beneficially owned by such person would be entitled to cast, (subject to the provisions of this Section 4) multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person.

                     The following terms shall have the meanings specified below for purposes of this Section 4.5:

             (a) The term "affiliate" shall have the meaning ascribed to it in Rule 12b-2 (17 C.F.R. Section 240.12b-2) under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of this Certificate of Incorporation.





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             (b)     The term "beneficial ownership," and derivations thereof,
         shall refer to ownership as determined pursuant to Rule 13d-3 (17 C.F.R. Section 240.13d-3) under the Securities Exchange Act of
         1934, as amended, (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any shares Common Stock:

                      (i) which such person or any of its affiliates beneficially owns, directly or indirectly; or

                      (ii) which such person or any of its affiliates has: (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses (a) through (e) of Section
                              11.1 of this Certificate of Incorporation), or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of for such meeting, with respect to shares of which neither such person nor any such Affiliate is deemed the beneficial owner); or

                      (iii) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that: (1) no director or officer of this Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof); and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes only of computing the percentage of beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection, but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.





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              Notwithstanding the foregoing, for purposes of this paragraph
              (b), an investment advisor shall not be deemed to beneficially own Common Stock of its advisee if the advisor (a) votes the Common Stock only upon instruction from the beneficial owner, and
              (b) does not provide the beneficial owner with advice concerning the voting of such Common Stock.

                      (c) A "person" shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an incorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

                            The Board of Directors shall have the power to
construe and apply the provisions of this Section 4.5 and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (i) the number of shares of Common Stock beneficially owned by any person; (ii) whether a person is an affiliate of another; (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership; (iv) the application of any other definition or operative provision of the section to the given facts; or (v) any other matter relating to the applicability or effect of this section.

                            The Board of Directors shall have the right to
demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to: (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

                            Except as otherwise provided by law or expressly
provided in this Section 4.5, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section 4.5) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                            Any constructions, applications, or determinations
made by the Board of Directors pursuant to this Section 4.5 in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

                            In the event any provision (or portion thereof) of
this Section 4.5 shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section 4.5 shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section 4.5 remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.





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5.  BOARD OF DIRECTORS.

            5.1.  CLASSIFICATION AND ELECTION.

               The Board of Directors shall consist of not less than five directors nor more than 15 directors. The number of directors of the Corporation shall be as fixed from time to time by resolution of the Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately by series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, and the directors in each class shall be as nearly equal in number as possible. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

               The classification shall be such that the term of one class shall expire each succeeding year. The terms, classifications, qualifications and election of the Board of Directors and the filling of vacancies thereon shall be as provided herein and in the Bylaws. Each initial director in Class I shall hold office for a term expiring at the first annual meeting of stockholders, each initial director in Class II shall hold office initially for a term expiring at the second annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the third annual meeting of stockholders. Notwithstanding the foregoing provisions of this
Section 5.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

               Directors need not be elected by written ballot.

            5.2.  REMOVAL.

               Except as otherwise provided pursuant to the provisions of this Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any series of Preferred Stock, voting separately by series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote, at a special meeting of the stockholders called for such a purpose, of not less than 66-2/3 percent of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting. At least 30 days prior to such special meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

               For purposes of this Section 5.2, "cause" shall mean (a) conduct as a director of the Corporation or any subsidiary involving willful material misconduct, breach of material fiduciary duty involving personal profit, or gross negligence as to material duties, or (b) conduct, whether or not as a director of the Corporation or any subsidiary, involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law.

               Any vacancy in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created





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or the vacancy occurred and until such director's successor shall be elected and qualified, or until such director's earlier death, resignation or removal.

            5.3.  CHANGE OF AUTHORIZED NUMBER.

               In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            5.4.  DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK.

               Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or a certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 5 unless expressly provided by the certificate of designations.

            5.5.  LIMITATION OF LIABILITY.

               No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.5 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to the effective date of such repeal or modification.

6.  ACTIONS BY STOCKHOLDERS.

               Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

7.  SPECIAL MEETINGS.

               Special meetings of the stockholders may be called at any time but only by (a) a majority of the directors in office, although less than a quorum; or (b) the holders of not less than 66-2/3 percent of the Voting Stock (as defined in Section 8.3 of Article 8 hereof).





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8.  APPROVAL FOR ACQUISITIONS OF CONTROL AND OFFERS TO ACQUIRE CONTROL.

             8.1. STOCKHOLDER VOTE AND REGULATORY APPROVAL REQUIRED FOR ACQUISITION OF CONTROL.

                No Person shall acquire Control of the Corporation at any time, unless such acquisition has been approved prior to its consummation by the affirmative vote of the holders of at least 66-2/3 percent of the Voting Stock at a duly constituted meeting of stockholders called for such purpose. (Capitalized terms are defined in Section 8.3 hereof.) In addition, no Person shall acquire Control of the Corporation at any time without obtaining prior thereto all federal and state regulatory approvals, including any approvals required under the Bank Holding Company Act and Federal Deposit Insurance Act, any applicable state law, or any successor provisions of law, and in the manner provided by all applicable regulations of the appropriate Federal agency under such Acts, and any applicable state regulations. In the event that Control is acquired without obtaining all such regulatory approvals, such acquisition shall constitute a violation of this Article 8 and the Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions.

             8.2.  EXCESS SHARES.

                In the event that Control of the Corporation is acquired in violation of this Article 8, all shares of Voting Stock owned by the Person so acquiring Control in excess of the number of shares the beneficial ownership of which is deemed under Section 8.3 hereof to confer Control of the Corporation shall be considered from and after the date of their acquisition by such Person to be "excess shares" for purposes of this Article 8. Such excess shares shall thereafter no longer (a) be entitled to vote on any matter, (b) be entitled to take other stockholder action, (c) be entitled to be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action, or (d) be transferable except with the approval of the Board of Directors or by an independent trustee appointed by the Board of Directors for the purpose of having such excess shares sold on the open market or otherwise. The proceeds from the sale by the trustee of such excess shares shall be paid (i) first, to the trustee in the amount equal to the trustee's reasonable fees and expenses, (ii) second, to the "beneficial owner" (as defined in Section 11.3 of Article 11, hereof) of such excess shares in an amount up to such owner's federal income tax basis in such excess shares, and
(iii) third, to the Corporation as to any remaining balance.

             8.3  CERTAIN DEFINITIONS

                For purposes of this Article 8:

                "Control" means the sole or shared power to vote or direct the voting of, or to dispose or to direct the disposition of, 25 percent or more of the Voting Stock; provided, that the solicitation, holding and voting of revocable proxies obtained by the Board of Directors of the Corporation (or the Board's designee) pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute "control;" and provided further, that an investment advisor shall not be deemed to acquire the Voting Stock of its advisee if the advisor (a) votes the stock only upon instruction from the beneficial owner, and (b) does not provide the beneficial owner with advice concerning the voting of such stock.

                "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the Voting Stock for a common purpose, pursuant to any contracts, understanding, relationship, agreement or other arrangement, whether written or otherwise; provided, that a "Group Acting in Concert" shall not include the Board of Directors of the





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
Corporation (or the Board's designee) in its solicitation, holding and voting of revocable proxies obtained by it pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Exchange Act.

                "Person" means any individual, firm, corporation or other entity including a Group Acting in Concert.

                "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

             8.4.  INAPPLICABILITY TO PUBLIC OFFERING OR EMPLOYEE BENEFIT
                   PLANS.

                This Article 8 shall not apply to an acquisition or offer to acquire securities of the Corporation (a) by underwriters in connection with a public offering of such securities; or (b) by any employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of the Corporation or any of its subsidiaries.

9.  CONTROL SHARE ACQUISITIONS

             9.1.  ACQUIRING PERSON STATEMENT.

                Any person who proposes to make a Control Share Acquisition (as defined in Section 9.7 hereof), may at the person's election, and any person who has made a Control Share Acquisition shall, within 10 days of such Control Share Acquisition, deliver an acquiring person statement to the Corporation at the Corporation's principal office. The acquiring person statement must set forth all of the following:

               (a) The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining Control Shares.

               (b) A statement that the acquiring person statement is given pursuant to this Article 9.

               (c) The number of shares of the Corporation owned (directly or indirectly) by the acquiring person and each other member of the group.

               (d) The range of voting power under which the Control Share Acquisition falls or would, if consummated, fall.

               (e)  If the Control Share Acquisition has not taken place:

                        (i)  a description in reasonable detail of
                 the terms of the proposed Control Share Acquisition, including the names of the acquiring person, the price to be paid and the approximate date of acquisition; and

                        (ii) representations of the acquiring person, together with a statement in reasonable detail of the facts upon which they are based, that the proposed Control Share Acquisition, if consummated, will not be contrary to law and that the acquiring person has the financial capacity to make the proposed Control Share Acquisition.

                 9.2.  SPECIAL MEETING OF STOCKHOLDERS.

                 If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay the Corporation's expenses of a special meeting, within





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ten days thereafter, the directors of the Corporation shall call a special meeting of the stockholders of the Corporation, to take place not sooner than thirty days after the receipt by the Corporation of the acquiring person statement, for the purpose of considering the voting rights to be accorded to the shares acquired or to be acquired in the Control Share Acquisition. Unless the acquiring person agrees in writing to another date, the special meeting of the stockholders shall be held within fifty days after the receipt by the Corporation of the request. If no request for a special meeting is made, the voting rights to be accorded the shares acquired in the Control Share Acquisition shall be presented at the next special or annual meeting of stockholders.

                 9.3.  NOTICE.

                 If a special meeting is requested, notice of the special meeting of stockholders shall be given as promptly as reasonably practicable by the Corporation to all stockholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting. Notice of the special or annual stockholder meeting at which the voting rights are to be considered must include or be accompanied by both of the following:

                 (a) a copy of the acquiring person statement delivered to the Corporation pursuant to this Article 9.

                 (b) A statement by the Board of the Directors of the Corporation, authorized by its directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.

                 9.4.  VOTING RIGHTS.

                 Control Shares (as defined in Section 9.7 hereof) acquired in a Control Share Acquisition have the same voting rights as were accorded the shares before the Control Share Acquisition only to the extent granted by resolutions approved by a majority of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors other than Interested Shares (as defined in Section 9.7 hereof). Interested Shares shall not be entitled to vote on the matter, and in determining whether a quorum exists, all Interested Shares shall be disregarded. For the purpose of this Section 9.4, the Interested Shares shall be determined as of the record date for determining the stockholders entitled to vote at the meeting.

                 9.5.  REDEMPTION.

                 Control Shares acquired in a Control Share Acquisition with respect to which no acquiring person statement has been filed with the Corporation may, at any time during the period ending sixty days after the last acquisition of Control Shares by the acquiring person, be subject to redemption by the Corporation at the redemption price equal to the number of such shares multiplied by the dollar amount (rounded to the nearest cent) equal to the average per share price, including any brokerage commissions, transfer taxes and soliciting dealers fees, paid by the acquiring person for such shares. Control Shares acquired in a Control Share Acquisition are not subject to redemption after an acquiring person statement has been filed unless the shares are not accorded full voting rights by the stockholders as provided in Section
9.4 above.  In order to determine the redemption price provided for in this
Section 9.5, the Corporation may rely conclusively on public announcements by, or filings with the Securities and Exchange Commission by, the acquiring person as to the prices so paid.

                 9.6.  DISSENTERS RIGHTS.

                 In the event Control Shares acquired in a Control Share Acquisition are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of all voting power, all stockholders of the Corporation, other than the acquiring person, have the right to dissent from the granting of voting rights and to demand payment of the fair value of their shares under Section 262 of the Delaware General Corporation Law as though such granting of voting rights were a corporate action described in paragraph (b) of Section 262, except that the provisions of subsection (1) of paragraph (b) of Section 262 shall not be applicable. For purposes of this Section 9.6, "fair value" of shares under
Section 262 of the Delaware General Corporation Law shall in no event be less than the highest price per share paid in the Control Share Acquisition, as adjusted for any subsequent stock dividends or reverse stock splits or similar changes.

                 9.7.  CERTAIN DEFINITIONS

                 For purposes of this Article 9:

                 "Control Share" means shares of the Corporation that would have voting power that when added to all the other shares of the Corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares (directly or indirectly, alone or as part of a group), to exercise or direct the exercise of the voting power of the Corporation in the election of directors within any of the following ranges of voting power: (a) one-fifth or more but less than a third of all voting power;
(b) one-third or more but less than a majority of all voting power; or (c) a majority or more of all voting power.

                 "Control Share Acquisition" means the acquisition (directly or indirectly) by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares. Shares acquired within ninety days of a prior acquisition or shares acquired pursuant to a plan to make a Control Share Acquisition are considered to have been acquired in the same acquisition. The acquisition of any shares of the Corporation does not constitute a Control Share Acquisition if the acquisition is consummated in any of the following circumstances: (a) pursuant to the laws of descent and distribution; (b) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article 9; (c) pursuant to a merger or plan of consolidation if the Corporation is a party to the agreement of merger or consolidation; or (d) pursuant to a tender or exchange offer that is made pursuant to an agreement to which the Corporation is a party, or directly from the Corporation, or from any of its wholly owned subsidiaries.

                 The acquisition of any shares of the Corporation in good faith and not for the purpose of circumventing this Article 9 by or from (i) any person whose voting rights had previously been authorized by stockholders in compliance with this Article 9, or (ii) any person whose previous acquisition of shares of the Corporation would have constituted a Control Share Acquisition but for the circumstances specified in the paragraph above, does not constitute a Control Share Acquisition, unless the acquisition entitles the person (directly or indirectly, alone or as a part of a group) to exercise or direct the exercise of voting power of the Corporation in the election of directors in excess of the voting power otherwise authorized.

                 For purposes of this Article 9, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this Article 9 has voting power only of shares in respect of which that person would be able to exercise or direct the vote without further instruction from others.

                 "Interested Shares" mean the shares of the Corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power of the Corporation in the election of directors:
(a) an acquiring person or member of a group with respect to a Control Share Acquisition; (b) any officer of the Corporation; (c) any employee of the Corporation who is also a director of the Corporation.

10.  CRITERIA FOR EVALUATING CERTAIN OFFERS.

                 The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another institution, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation, the economic effects of acceptance of such offer on (i) depositors, borrowers and employees of the insured institution subsidiary or subsidiaries of the Corporation, and on the communities in which such subsidiary or subsidiaries operate or are located and (ii) the ability of such subsidiary or subsidiaries to fulfill the objectives of an insured institution under applicable Federal statutes and regulations.

11. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

                 11.1.  HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS.

                 In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in
Section 11.2 hereof:

          (a) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after the merger or consolidation would be, an Affiliate or Associate of such Interested Stockholder prior to the transaction (capitalized terms are defined in Section 11.3 hereof);

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the usual and regular course of business (in one transaction or a series of transactions in any 12-month period) to any Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, other than the Corporation or any of its Subsidiaries, of any assets of the Corporation or any Subsidiary that have an aggregate book value as of the end of the Corporation's most recent fiscal quarter of 10 percent or more of the total Market Value of the outstanding shares of the Corporation or of its net worth as of the end of its most recent fiscal quarter, measured at the time the transaction (or transactions) is (are) approved by the Board of Directors of the Corporation;

          (c) any issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent or more of the total Market Value of the outstanding shares of the Corporation or such Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe for or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock of the Corporation or any other method affording substantially proportionate treatment to the holders of Voting Stock;

          (d) any adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, other than the Corporation or any of its Subsidiaries; or

          (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing the proportionate amount of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, other than the Corporation or any of its subsidiaries;

shall be approved by the affirmative vote of at least (i) the holders of 80 percent of the total number of outstanding shares of Voting Stock and (ii) the holders of two-thirds of the voting power of the outstanding shares of Voting Stock, excluding for purposes of calculating the affirmative vote and the total number of outstanding shares of Voting Stock under this clause (ii), all shares of Voting Stock of which the beneficial owner is the Interested Shareholder involved in the Business Combination or any Affiliate or Associate of such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or this Certificate of Incorporation.

                 "Business Combination" means any transaction which is referred to in any one or more of clauses (a) through (e) of this Section 11.1.

                 11.2.  WHEN HIGHER VOTE IS NOT REQUIRED.

                 The provisions of Section 11.1 hereof shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the condition or conditions specified in either paragraph (a) or paragraph (b) below are met:

          (a)    APPROVAL BY CONTINUING DIRECTORS.

          The Business Combination shall have been approved by at least two-thirds of the Continuing Directors then in office at a duly constituted meeting of the board of directors called for such purpose.

          (b)    PRICE AND PROCEDURE REQUIREMENTS.

          All of the following conditions shall have been met:

                 (i) The aggregate amount of the cash and of the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                      (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                      (B) the Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an

                 Interested Stockholder (such latter date is referred to in this Article 11 as the "Determination Date"), whichever is higher; or

                      (C) the price per share equal to the Market Value per share of Common Stock determined pursuant to subdivision
                 (i)(B) hereof, multiplied by the fraction of (1) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of common stock of the same class or series on the first day in such two-year period on which the Interested Stockholder acquired shares of Common Stock.

                 (ii) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, other than Common Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                      (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                 fees) paid by the Interested Stockholder for any shares of such class or series of Voting Stock acquired by it: (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                      (B) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or in the event of any call of such class or series of Voting Stock;

                      (C) the Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                      (D) the price per share equal to the Market Value per share of such class or series of stock determined pursuant to subdivision (ii)(C) hereof, multiplied by the fraction of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of any class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date over (2) the Market Value per share of the same class or series of Voting Stock on the first day in such two-year period on which the Interested Stockholder acquired any shares of the same class or series of Voting Stock.

                 (iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form, and on the same terms, as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, on varying terms, the form and terms of consideration for such class or series of Voting Stock shall be either cash or the form and terms used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it. If the Interested Stockholder has not previously acquired shares of such class or series, the form of consideration for such class or series shall either be cash or the form of consideration used to acquire the largest number of shares of Voting Stock previously acquired by the Interested Stockholder.

                 (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
          Combination: (A) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock of the Corporation except as approved by a majority of the Continuing Directors; (B) there shall have been (1) no reduction in the annual rate of dividends paid on any class or series of the capital stock of the Corporation, (except as necessary to deflect any subdivision of the capital stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock, unless the failure to increase such annual rate is approved by a majority of the Continuing Directors; and (C) such Interested Stockholder shall not have become the beneficial owner of any additional shares of capital stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

                 The provisions of subdivisions (iv)(A) and (iv)(B) of this subsection do not apply if the Interested Stockholder or any Affiliate or Associate of the Interested Stockholder voted as a director of the Corporation in a manner consistent with such subdivisions, and the Interested Stockholder, within 10 days after any act or failure to act by or on behalf of the Corporation, which act or failure to act is inconsistent with such subdivisions, notifies the board of directors of the Corporation in writing that the Interested Stockholder disapproves thereof and requests in good faith that the board of directors rectify such act or failure to act.

                 (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries (whether in anticipation of or in connection with such Business Combination or otherwise).

                 (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions).

                 11.3.  CERTAIN DEFINITIONS

                 For the purposes of this Article 11:

                 "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.

                 "Associate," when used to indicate a relationship with any person, means: (a) any domestic or foreign corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer or director or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; (b) any trust or other estate, other than an employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of the Corporation or any Subsidiary, in which such person has a 10 percent or more beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; (c) any relative or spouse of such person, or any relative of such spouse who has the same home as such person or who is a director or officer of the Corporation or any of its Affiliates; and (d) any other manager, member or partner in a limited liability company, partnership, limited partnership, joint venture, syndicate or other entity or group, formal or informal, of which the specified person is a manager, member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation.

                 "Beneficial owner," when used with respect to any Voting Stock, means any person that:

          (a) individually or with any of its Affiliates or Associates, beneficially owns Voting Stock directly or indirectly, whether or not of record;

          (b) individually or with any of its Affiliates or Associates, has (i) the right to acquire Voting Stock (whether such right is exercisable immediately or only after passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;
     (ii) the right to vote or direct the voting of Voting Stock pursuant to any agreement, arrangement or understanding; or (iii) the right to dispose of or to direct the disposition of Voting Stock pursuant to any agreement, arrangement or understanding; or

          (c) individually or with any of its Affiliates or Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

                 "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors of the Corporation prior to the time that the Interested Stockholder (including any Affiliate or Associate of such Interested Stockholder) became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors of the Corporation.

                 "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary or any employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of the Corporation or any Subsidiary) that (a) is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the then outstanding Voting Stock;
(b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding Voting Stock; or (c) which is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to any such date beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not utilizing the facilities of a national securities exchange, occurring on The Nasdaq Stock Market, Inc., or involving a public distribution. For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include the shares with respect to which such person is the beneficial owner, as defined above, except it shall not include any shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                 "Market Value" means:

          (a) In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the established national or regional stock exchange on which it is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the Nasdaq Stock Market of the National Association of Securities Dealers, Inc. or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Corporation in good faith; and

          (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Board of Directors of the Corporation in good faith.

                 "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

                 "Valuation Date" means: (a) For a Business Combination voted on by stockholders, the latter of the day prior to the date of the stockholders' vote or the date 10 days prior to the consummation of the Business Combination; and (b) for a Business Combination not voted upon by the stockholders, the date of the consummation of the Business Combination.

                 "Voting Stock" means the then outstanding shares of capital stock of the Corporation of Subsidiary, as the case may be, entitled to vote generally in the election of directors.

                 In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraphs (b)(i) and (b)(ii) of Section 11.2 hereof shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

                 11.4.  POWERS OF THE BOARD OF DIRECTORS.

          A majority of the Corporation's directors then in office shall have the power and duty to determine for the purposes of this Article 11, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the requirements of paragraph B of
Section 11.2 have been met with respect to any Business Combination; and the good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article 11.

                 11.5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS.

          Nothing contained in this Article 11 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

12.  INDEMNIFICATION.

            To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            To the extent permitted by law, the Corporation will fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            The Corporation will advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

13.   AMENDMENT OF CERTIFICATE OF INCORPORATION.

            Except as set forth in this Article 13 or as otherwise specifically required by law, no amendment of any provision of this Certificate of Incorporation shall be made unless such amendment has been first proposed by the Board of Directors of the Corporation upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose, and thereafter approved by the stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that if such amendment is to the provisions set forth in this Article 13 or in Article 5, 6, 7, 8, 9, 10, or 12 hereof, such amendment must be approved by the affirmative vote of the holders of at least 66-2/3 percent of the then outstanding shares of stock of the Corporation entitled to vote thereon rather than a majority; provided, further, that if such amendment is to the provisions set forth in Article 11 hereof, such amendment must be approved by the affirmative vote of the holders of at least 80 percent of the shares entitled to vote thereon rather than a majority.

14.  AMENDMENT OF BYLAWS.

            The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors then in office. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Section 4.5, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

15.  INCORPORATOR.

       The name of the sole incorporator is Daniel J. Hogarty, Jr. and the mailing address of the sole incorporator is The Troy Savings Bank, 32 Second Street, Troy, New York 12180.

       I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 8th day of December, 1998.

       /s/ Daniel J. Hogarty, Jr.
       --------------------------------
       Daniel J. Hogarty, Jr.
       Incorporator